UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGT INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0634715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

PGT Innovations, Inc., formerly known as PGT, Inc., (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.01 par value per share (“Common Stock”) from the NASDAQ Global Market (“NASDAQ”) to the New York Stock Exchange (the “NYSE”).

Item 1.	Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock is incorporated herein by reference from the section captioned “Description of capital stock” in the Registrant’s prospectus included in the Registration Statement on Form S-3 (Registration No. 333-187481), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”). The Registration Statement was originally filed with the Commission on March 22, 2013 and amended by Amendment No. 1 (filed on April 30, 2013), Amendment No. 2 (filed on May 3, 2013), Amendment No. 3 and (filed on May 9, 2013) and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of PGT, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2010, Registration No. 000-52059)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016)

3.3	Amended and Restated By-Laws of PGT Innovations, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016)

4.1	Form of Specimen Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2006, Registration No. 333-132365)

4.3	PGT Savings Plan (incorporated herein by reference to Exhibit 4.5 to the Company’s Form S-8 Registration Statement, filed with the Securities and Exchange Commission on October 15, 2007, Registration No. 000-52059)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2016

PGT Innovations, Inc.

By:	/s/ Brad West
	Name:	Brad West
	Title:	Sr. Vice President and Chief Financial Officer